UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2007

INVERTED PARADIGMS CORPORATION
(Exact name of Registrant as specified in its charter)
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Delaware (State or other Jurisdiction of Incorporation or organization)	000-27131 (Commission File Number)	88-0381258 (IRS Employer I.D. No.)
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2203 North Lois Avenue, Suite 929
Tampa, Florida 33607
(813) 600-4081
(813) 872-9597
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
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Item 5.02	Appointment of Officer

On November 20, 2007, Rafael L. Marte, was appointed Chief Financial Officer and Principal Accounting Officer of the Registrant. Mr. Marte has been a CPA for over 20 years. He is the proprietor of his own accounting firm providing tax and various other accounting services to individuals, partnerships and corporations. He also possesses a FINRA (formerly NASD), Financial and Operations Principal (FINOP) license and oversees the financial operations for five member Broker Dealers. He provided seven years of military service in the US Army, where he earned the rank of staff sergeant. He is a graduate of Baruch College with a BBA in Accounting. He is CPA licensed in New York State specializing in the Securities industry. He also provides accounting services to over 20 Hedge Funds or investment partnerships.

Mr. Marte’s appointment fills the vacancy created by the resignation of Mr. Steven Weldon as reported on Form 8-K filed by the registrant on October 18, 2007. From Mr. Weldon’s resignation until and including November 19, 2007, our Chief Executive Officer, Chris Trina, has served as interim Chief Financial Officer. Mr. Trina’s business resume is located in the Form 8-K filed by the Registrant on September 13, 2007.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERTED PARADIGMS CORPORATION

Dated: November 20, 2007      By: /s/ Chris Trina
Chris Trina
Chief Executive Officer